UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 29, 2025

EXELIXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1851 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 Par Value per Share	EXEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2025, the Board of Directors (the “Board”) of Exelixis, Inc. (the “Company”) appointed Dana T. Aftab, Ph.D., the Company’s current Executive Vice President, Discovery and Translational Research and Chief Scientific Officer as Executive Vice President, Research and Development.
Information regarding Dr. Aftab’s background and business experience, any contracts and compensatory arrangements between the Company and Dr. Aftab, and any related party transactions involving Dr. Aftab is incorporated by reference herein from the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2025.
Effective August 29, 2025, Amy C. Peterson, M.D., has concluded her service as Executive Vice President, Product Development and Medical Affairs and Chief Medical Officer of the Company. In connection with her departure from the Company, Dr. Peterson is entitled to payments in accordance with the Company’s Change in Control and Severance Benefit Plan, as amended and restated, and applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

August 29, 2025	/s/ Jeffrey J. Hessekiel
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel